UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 2, 2024
Federal National Mortgage Association
(Exact name of registrant as specified in its charter)
 Fannie Mae

Federally chartered corporation	0-50231	52-0883107	1100 15th Street, NW			800	232-6643
			Washington,	DC	20005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)	(Address of principal executive offices, including zip code)			(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
Election of Directors
Upon its appointment as conservator of Fannie Mae in September 2008, the Federal Housing Finance Agency (“FHFA”) succeeded to all rights, titles, powers and privileges of Fannie Mae, and of any stockholder, officer or director of Fannie Mae with respect to Fannie Mae and its assets, including the stockholders’ rights to elect our directors.
Since FHFA reconstituted our Board of Directors in 2008, subsequent vacancies have been filled by the Board, subject to review by the conservator. Board members who were appointed for the first time in 2021 or thereafter have been serving three-year terms while we are in conservatorship.
We recently implemented an annual election schedule for our Board of Directors, and FHFA executed a written stockholder consent, dated December 2, 2024, electing all of the current members of Fannie Mae’s Board of Directors:

•Priscilla Almodovar	•Diane N. Lye
•Amy E. Alving	•Diane C. Nordin
•Christopher J. Brummer	•Chetlur S. Ragavan
•Renée Lewis Glover	•Manuel Sánchez Rodríguez
•Michael J. Heid	•Michael A. Seelig
•Simon Johnson	•Scott D. Stowell
•Karin J. Kimbrough
Each director will serve for a term that ends on the date of our next annual meeting of shareholders, or when the conservator next elects our directors by written consent, and will hold office until their successor is chosen and qualified, or until the director’s earlier resignation, retirement, removal, or death. As Chief Executive Officer, Ms. Almodovar’s service on the Board ceases at the termination of her employment as Chief Executive Officer unless otherwise requested by the Board.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

By	/s/ Thomas L. Klein
Thomas L. Klein
Enterprise Deputy General Counsel—Vice President
Date: December 5, 2024
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